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                                                                     EXHIBIT 5.1



                          Kirkpatrick & Lockhart LLP
                              1500 Oliver Building
                      Pittsburgh, Pennsylvania 15222-2312





                                                January 6, 1998



Balanced Care Corporation
5021 Louise Drive, Suite 200
Mechanicsburg, Pennsylvania 17055

            Re:   Registration Statement on Form S-1 (File No. 333-37833)

Ladies and Gentlemen:


            We are acting as counsel to Balanced Care Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-37833) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, by the Company on October 14, 1997 and amended on December 9, 1997 and January 6, 1998 (the "Registration Statement"). The Registration Statement relates to the public offering (the "Offering") of up to 8,050,000 shares (the "Shares") of the Company's Common Stock, $.001 par value, including up to 1,050,000 shares that the underwriters, for whom BancAmerica Robertson Stephens, BT Alex. Brown and Salomon Smith Barney are acting as the representatives, will have an option to purchase from the Company solely for the purpose of covering over-allotments.


            We are familiar with the Registration Statement. We have examined and are familiar with (i) the Company's Amended and Restated Certificate of Incorporation (the "Certificate"); (ii) the Company's Bylaws, as amended (the "Bylaws"); and (iii) the proceedings of the Board of Directors of the Company with respect to the approval and adoption of the Certificate and the Bylaws and the authorization of the Offering. We have also examined such other documents, corporate records, instruments, statutes and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matters hereinafter set forth. In making such examinations and rendering the opinions on the matters set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, photostatic or other reproduced copies and the authenticity of the originals of such documents, the due execution and delivery of all such documents, and the accuracy and completeness of the records of the Company. We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware or as to any laws of the United States of America other than the United States Securities Act of 1933, as amended.
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Balanced Care Corporation
January 6, 1998
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            Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

            We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to the undersigned in the prospectus forming a part thereof under the caption "Legal Matters."


                                                Yours truly,


                                                /s/ Kirkpatrick & Lockhart LLP